UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2020, James G. Chopas, age 54, was appointed as the Principal Financial Officer, Principal Accounting Officer and Treasurer of Radius Health, Inc. (the “Company” or “Radius”).  Mr. Chopas has served as the Company’s corporate controller since he joined the Company in October 2018.  In that role, he has management and oversight responsibility for the Company’s finance and accounting functions and works closely with all of the Company’s business lines as well as the Company’s external auditors.

Prior to joining Radius, from September 2016 to October 2018, Mr. Chopas was a consultant for Danforth Advisors, a strategic consulting firm for life sciences companies and the healthcare technology industry. Before Danforth, he served as Vice President and Chief Financial Officer of KBI Biopharma, Inc., a global contract development and manufacturing organization. Previously, he held several senior management roles for certain ThermoFisher Scientific’s portfolio companies and Parexel International.

Mr. Chopas succeeds Dan Dolan as Principal Financial Officer, Principal Accounting Officer and Treasurer of the Company. Mr. Dolan is expected to remain in his position as Vice President, Financial Planning and Analysis of the Company through January 15, 2020.

Also effective December 15, 2020, Dr. Bruce Mitlak was appointed as the Company’s Chief Medical Officer.

Dr. Mitlak succeeds Dr. Charles Morris as Chief Medical Officer of the Company. In connection with his departure on December 15, 2020, Dr. Morris is entitled to receive (a) accelerated vesting of 17,361 unvested restricted stock units previously awarded to Dr. Morris, (b) a lump sum payment equal to the pay he would have received between December 15, 2020 and March 15, 2021 plus 100% of his 2020 target bonus, (c) a lump sum severance payment in an amount equal to nine months of his base salary and (d) a lump sum payment equal to the COBRA premiums necessary to continue his and his dependents’ health insurance coverage for a period of nine months, in exchange for executing and delivering to the Company a General Release of Claims.

Separately, the Company entered into a Consulting Agreement with Dr. Morris, effective December 16, 2020 (the “Consulting Agreement”), pursuant to which Dr. Morris agreed to provide support for Radius’ ongoing activities. The Consulting Agreement terminates on March 31, 2021 and provides for aggregate payments to Dr. Morris of $150,000 to be paid in three equal monthly installments beginning January 29, 2021.

The foregoing terms and conditions of Dr. Morris’ separation from employment and consulting arrangement with the Company are only a summary and are qualified in their entirety by the full text of the General Release of Claims between the Company and Dr. Morris, dated December 15, 2020, and the Consulting Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: December 18, 2020	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	Chief Executive Officer

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